SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  April 1, 1999
                                  -------------
                                 Date of Report
                        (Date of earliest event reported)

                         Consolidated Eco-Systems, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                      Idaho
                                      -----
                 (State or other jurisdiction of incorporation)

                0-25970                               82-0464589
                -------                               ----------
       (Commission file number)            (IRS employer identification no.)

         4909 Common Street
           Lake Charles, LA                              70607
           ----------------                              -----
(Address of principal executive offices)              (Zip code)

                                 (318) 474-7911
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

      Consolidated Eco-Systems, Inc. ("ConEco") and American Physicians Service Group, Inc. ("APS") have entered certain agreements effective April 1, 1999 concerning the debt owed by ConEco and its subsidiaries to APS and the default on such debt by ConEco. Pursuant to the terms of the agreements, APS and ConEco have agreed that APS will foreclose on the stock of Eco Acquisition, Inc. d/b/a Eco Systems ("Eco Systems"). For a period of six months, any dividends that are distributed from Eco Systems will be equally distributed to both ConEco and APS. Thereafter, APS will receive all dividends and distributions from Eco Systems.

      Pursuant to the terms of the agreements, ConEco has the right, following repayment of all debt to APS and the passing of certain time requirements, to reacquire the stock of Eco Systems for One Thousand Dollars ($1,000.00), provided that ConEco does not further default to APS. During the time period that the stock is held by APS, APS is entitled to grant stock options to employees, officers, and directors of Eco Systems pursuant to the terms of the agreement.

      ConEco also provided to APS security interests in the stock of its subsidiaries, KR Industrial Service of Alabama, Inc. and Exsorbet Technical Services, Inc. d/b/a SpilTech Services. ConEco and the subsidiaries also provided additional covenants to APS.

      The terms of the agreement are more fully described in the agreement between ConEco and APS.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONSOLIDATED ECO-SYSTEMS, INC.

                                        /s/ Larry J. Woodcock
                                        ---------------------
                                        Larry J. Woodcock
                                        President

Date: April 15, 1999


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